CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-effective Amendment No. 11 on Form S-3 to the Registrant Statement on Form S-1 (File No. 333-87218) of our report dated March 23, 2012 relating to the financial statements, which appears in PHL Variable Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP

Boston, Massachusetts

April 24, 2012